Tidal ETF Trust N-14

Exhibit 99.6(cc)

FORM OF

AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This Amendment TO THE SUB-ADVISORY AGREEMENT (the “Amendment”), is dated as of [October [ ]], 2023, and is entered into by and between Toroso Investments, LLC (the “Adviser”) and Gotham Asset Management, LLC (the “Sub-Adviser”). Each of the Adviser and the Sub-Adviser is referred to as a “party” and together as the “parties.”

Background

A.	The parties have entered into a Sub-Advisory Agreement dated as of May 26, 2023 (the “Agreement”).

B.	The parties desire to amend the Agreement to add the following additional new Fund:

●	Gotham Short Strategies ETF.

C.	Section 15.2 of the Agreement allows for the amendment of the Agreement upon approval by the Board of Trustees of Tidal ETF Trust, and such approval has been provided.

Terms

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated as set forth on the Amended and Restated Schedule A attached hereto.

2.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TOROSO INVESTMENTS, LLC

By:

Name:

Title:

GOTHAM ASSET MANAGEMENT, LLC

By:

Name:

Title:

Amended and Restated Schedule A

to the

Sub-Advisory Agreement

by and between

Toroso Investments, LLC

and

Gotham Asset Management, LLC

Fund Name	Sub- Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Gotham 1000 Value ETF	0.50%	6/07/2022	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[X] Full [ ] Advisory [ ] None
Gotham Short Strategies ETF	[ ]%	Commencement of Operations	[ ] Fully Discretionary [ ] Partially Discretionary [X] Non-Discretionary	[X] Full [ ] Advisory [ ] None